Contacts:	James C. Hunt Chief Finanical Officer (704) 442-5105	Ken R. Bramlett, Jr. Senior Vice President (704) 442-5106

VENTURI PARTNERS REPORTS THIRD QUARTER RESULTS

SECOND CONSECUTIVE QUARTER OF IMPROVING REVENUES

CHARLOTTE, N.C. (October 30, 2003) — Venturi Partners, Inc. (OTCBB: VPTR.OB), a leading information technology and professional staffing services company, today announced its results for the third quarter and nine months ended September 28, 2003.

For the third quarter, total revenues were $124.2 million, compared with $137.7 million in the third quarter of 2002 and up sequentially for the second consecutive quarter from $122.5 million in the second quarter of 2003. Venturi’s Technology practice contributed $60.9 million, or 49%, of total revenues during the third quarter, and the Company’s Staffing business added $63.3 million, or 51%. Including certain restructuring and rationalization charges, Venturi reported net income of $2.1 million, or $0.33 per share, for the third quarter, up from a net loss of $2.2 million, or ($2.02) per share, in the third quarter last year. During the third quarter of 2003, the Company recorded restructuring and rationalization charges of $0.2 million, or ($0.04) per share, related primarily to its ongoing operational restructuring activities. The Company also recorded a non-cash stock option compensation charge of $0.3 million, or ($0.04) per share, in the third quarter relating to variable accounting for certain stock options.

Exclusive of restructuring and rationalization charges and stock option compensation expense, operating income increased to $2.8 million in the third quarter, up from $1.2 million in the second quarter and up from $2.6 million in the third quarter last year.

As of September 28, 2003, the Company’s contractual obligations under its secured revolving credit facility and the remaining outstanding 5.75% Notes were $56.3 million in the aggregate, down from $218.0 million at December 29, 2002, and down from $59.1 million at June 29, 2003.

During the third quarter of 2003, the Company effected a 1-for-25 reverse stock split and also converted all of the outstanding shares of its Series B convertible preferred stock into common stock. As a result of these events, the Company had approximately 6.1 million shares of common stock outstanding as of September 28, 2003. All share and per share amounts in this earnings release reflect the reverse stock split and the preferred stock conversion as if each of such events had been completed on the first day of the period presented.

“We are pleased to report that Venturi’s revenues improved sequentially in the third quarter for the second consecutive quarter, and our operators are reporting more demand for our services than we have experienced in a number of quarters,” commented Larry L. Enterline, Venturi Chief Executive Officer. “Coupled with our ongoing efforts to tightly control spending, these top-line results translated into a significant increase in EBITDA for the third quarter.

“In particular, billable headcount improvements in the Technology group since our low point back in the early summer have caused some excitement, both because the headcount increases are consistent with an upsurge in activity in the technology sectors generally and also because the higher beginning headcount levels position that business unit well for improving financial

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VPTR Announces Third Quarter Results

October 30, 2003

performance in coming quarters. While we are still somewhat cautious about the overall economic environment and the national employment outlook generally, the trends we are seeing certainly have increased our confidence in those who suggest that better times are ahead. We have worked hard these past three years to prepare Venturi Partners for the next upturn and we will continue to manage with caution as we prepare for the anticipated continued economic recovery.”

Technology Services

Technology Services revenues in the third quarter increased to $60.9 million from $59.8 million in the second quarter of 2003, and were $70.0 million in the third quarter of 2002. Gross margins were 23.7% in the third quarter, flat with the second quarter, but higher than the third quarter 2002 level of 23.6%. Operating income margins, exclusive of the third quarter restructuring and rationalization charges, were 5.1%, up from 4.3% in the second quarter and 4.6% in the third quarter of 2002.

Billable headcount increased sequentially from the second quarter levels for the first time in over 12 quarters, with an average of approximately 1,855 IT professionals on assignment during the third quarter and approximately 1,900 on assignment at the end of the quarter.

Staffing Services

Revenues for Venturi’s Staffing unit in the third quarter of 2003 increased to $63.3 million from $62.7 million in the second quarter of 2003, despite there being one less billing day in the third quarter, but were lower than the $67.6 million of revenues recorded in the third quarter last year. Gross profit in the third quarter increased to $12.8 million from $12.4 million in the second quarter, but remained below the $15.2 million recorded in the third quarter last year. Operating income margins, exclusive of the third quarter restructuring and rationalization charges, were 5.1%, up from the second quarter level of 3.5% but below last year’s third quarter level of 5.4%.

Permanent placement revenue in the third quarter as a percentage of total Staffing Services sales was 2.2% versus 2.3% in the second quarter and 3.1% in the third quarter last year. Additionally, vendor-on-premise business represented 35.6% of division sales in the third quarter compared with 37.0% in the second quarter and 33.9% in the third quarter last year. As a result of the normal seasonal patterns, gross margin percentage for the third quarter of 2003 increased to 20.2% from 19.9% in the second quarter, but was lower than the 22.4% recorded in the third quarter of 2002.

Conference Call Information

Venturi Partners will conduct a conference call today at 11:00 a.m. EST to discuss the quarterly and year-to-date financial results. The conference call-in number is (913) 981-5510. The call will also be Web cast live and replayed for 30 days at www.venturipartners.com or www.fulldisclosure.com. A taped replay of the call will be available from 2:00 p.m. Eastern Time today through November 6, 2003, by dialing (719) 457-0820, passcode 526839.

About Venturi Partners

Venturi Partners, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company’s Technology Services operations operate under the name “Venturi Technology Partners” and its Staffing Services operations operate as “Venturi Staffing Partners” and “Venturi Career Partners.”

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VPTR Announces Third Quarter Results

October 30, 2003

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect Venturi’s future operating results or financial position. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.

These risks and uncertainties include, but are not limited to, the following:

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures, including any change in the demand for the Company’s services, on the Company’s ability to maintain or improve its operating margins;

•	an Internal Revenue Service audit of the Company’s income tax returns and the risk that assessments for additional taxes, penalties and interest could be levied against the Company;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	the Company’s success in attracting, training and retaining qualified management personnel and other staff employees;

•	reductions in the supply of qualified candidates for temporary employment or the Company’s ability to attract qualified candidates;

•	the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s liquidity or ability to comply with its loan covenants;

•	the risks of defaults under the Company’s credit agreements or the demand by any holder of the Company’s remaining outstanding 5.75% Notes for repayment following the occurrence of a repurchase event under the indenture applicable to the 5.75% Notes;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect management’s assessment of its ability to fully recover its goodwill;

•	whether governments will impose additional regulations or licensing requirements on staffing services businesses in particular or on employer/employee relationships in general; and

•	other matters discussed in this press release and the Company’s SEC filings.

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VPTR Announces Third Quarter Results

October 30, 2003

Because long-term contracts are not a significant part of Venturi’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes presentation of the following financial measure: operating income exclusive of restructuring and rationalization charges and stock option compensation expense. This item is not a financial measure under generally accepted accounting principles in the United States. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses it in evaluating the Company’s operating performance. Because this item is not a GAAP financial measure, however, companies may present similarly titled items that are calculated using differing adjustments. Accordingly, this measure as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Following is a table reconciling this non-GAAP financial measure with the most comparable GAAP measurement. Investors are strongly urged to review this reconciliation. In addition, the exclusion of restructuring and rationalization charges and stock option compensation expense in this non-GAAP financial measure does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges and stock option compensation expense were incurred in the third quarter of 2003 and other prior periods, and similar charges may recur in future periods

	Three Months Ended

	Sept. 28,	Sept. 29,
	2003	2002

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE:
Operating income exclusive of restructuring and rationalization charges and stock option compensation expense:
Operating income	$2,282	$2,131
Restructuring and rationalization charges	236	452
Stock option compensation expense	267	—

Operating income exclusive of restructuring and rationalization charges and stock option compensation expense	$2,785	$2,583

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Venturi Announces Third Quarter Results

October 30, 2003

VENTURI PARTNERS, INC.
Financial Highlights
(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended

	Sept. 28,	Sept. 29,	%	Sept. 28,	Sept. 29,	%
	2003	2002	Change	2003	2002	Change

Revenues	$124,222	$137,681	-9.8%	$367,447	$421,466	-12.8%
Direct costs of services	96,957	105,965	-8.5%	288,469	322,640	-10.6%

Gross profit	27,265	31,716	-14.0%	78,978	98,826	-20.1%
Operating expenses:
Selling, general and administrative	23,253	27,488	-15.4%	72,749	86,925	-16.3%
Depreciation and amortization	1,227	1,645	-25.4%	3,980	5,204	-23.5%
Restructuring and rationalization charges	236	452	-47.8%	2,351	1,377	70.7%
Stock option compensation	267	—	NA	267	—	NA

Operating income (loss)	2,282	2,131	7.1%	(369)	5,320	NA
Interest expense	196	4,275	-95.4%	5,332	12,972	-58.9%
Gain (loss) on financial restructuring, net	(28)	(549)	-94.9%	83,105	(1,235)	NA

Income (loss) before income taxes and cumulative effect of change in accounting principle	2,058	(2,693)	NA	77,404	(8,887)	NA
Provision (benefit) for income taxes	—	(534)	NA	—	3,127	NA

Income (loss) before cumulative effect of change in accounting principle	2,058	(2,159)	NA	77,404	(12,014)	NA
Cumulative effect of change in accounting principle, net of taxes	—	—	NA	—	(242,497)	NA

Net income (loss)	$2,058	$(2,159)	NA	$77,404	$(254,511)	NA

Basic earnings per common share:
Income (loss) before gain on financial restructuring and cumulative effect of change in accounting principle	$0.34	$(1.51)	-122.5%	$(1.37)	$(10.08)	-86.4%
Gain (loss) on financial restructuring, net	—	(0.51)	NA	19.97	(1.16)	NA
Cumulative effect of change in accounting principle	—	—	NA	—	(226.82)	NA

Net income (loss)	$0.34	$(2.02)	NA	$18.60	$(238.06)	NA

Weighted average basic shares outstanding	6,090,199	1,070,119	469.1%	4,161,484	1,069,123	289.2%

Diluted earnings per common share (1):
Income (loss) before gain on financial restructuring and cumulative effect of change in accounting principle	$0.33	$(1.51)	-121.9%	$(1.37)	$(10.08)	-86.4%
Gain (loss) on financial restructuring, net	—	(0.51)	NA	19.97	(1.16)	NA
Cumulative effect of change in accounting principle	—	—	NA	—	(226.82)	NA

Net income (loss)	$0.33	$(2.02)	NA	$18.60	$(238.06)	NA

Weighted average diluted shares outstanding (1)	6,171,432	1,070,119	476.7%	4,161,484	1,069,123	289.2%

(1)	The conversion of the remaining outstanding 5.75% Convertible Subordinated Notes due July 2004 and the conversion of stock options into common shares were excluded from the computation of earnings per diluted share and weighted average diluted shares outstanding for the periods shown because their effect was antidilutive, except for options for 352,000 shares that have a dilutive effect for the three month period ended September 28, 2003.

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Venturi Announces Third Quarter Results

October 30, 2003

VENTURI PARTNERS, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Sept. 28,	Sept. 29,	%	Sept. 28,	Sept. 29,	%
	2003	2002	Change	2003	2002	Change

SELECTED SEGMENT INFORMATION:
Revenues:
Technology Services	$60,914	$70,041	-13.0%	$181,302	$229,980	-21.2%
Staffing Services	63,308	67,640	-6.4%	186,145	191,486	-2.8%

Total revenues	124,222	137,681	-9.8%	367,447	421,466	-12.8%
Gross profit:
Technology Services	14,463	16,560	-12.7%	42,038	56,063	-25.0%
Staffing Services	12,802	15,156	-15.5%	36,940	42,763	-13.6%

Total gross profit	27,265	31,716	-14.0%	78,978	98,826	-20.1%
Operating income:
Technology Services	3,092	3,210	-3.7%	6,872	11,020	-37.6%
Staffing Services	3,238	3,683	-12.1%	6,452	8,215	-21.5%

Total operating income	6,330	6,893	-8.2%	13,324	19,235	-30.7%
Unallocated corporate expenses	3,513	4,191	-16.2%	10,903	12,169	-10.4%
Amortization of intangible assets	32	119	-73.1%	172	369	-53.4%
Restructuring and rationalization charges	236	452	-47.8%	2,351	1,377	70.7%
Stock option compensation	267	—	NA	267	—	NA

Total operating income (loss)	$2,282	$2,131	7.1%	$(369)	$5,320	NA

SELECTED CASH FLOW INFORMATION:
Net cash provided by operating activities	$2,416	$2,248	7.5%	$27,100	$23,342	16.1%
Purchases of property and equipment, net	137	420	-67.4%	642	1,244	-48.4%
Repayments under credit facility, net	2,715	1,700	59.7%	41,700	16,000	160.6%
Cash payments for interest	1,164	6,498	-82.1%	9,507	13,332	-28.7%

SELECTED BALANCE SHEET DATA:

	Periods Ended

	Sept. 28,	Dec. 29,
	2003	2002

Cash and cash equivalents	$3,735	$22,623
Accounts receivable, net	72,393	76,178
Goodwill, net	103,532	103,532
Total assets	194,767	247,406
Current liabilities	73,980	72,738
Secured credit facility (1)	57,252	103,000
Convertible subordinated notes	5,339	115,000
Total shareholders’ equity (deficit)	48,899	(52,348)

(1)	At September 28, 2003, the Company’s contractual obligation under the secured credit facility was $51,000; the remaining $6,252 represents deferred gain on debt forgiveness in accordance with Generally Accepted Accounting Principles.

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